Exhibit 10.10

FUNDING AGREEMENT

THIS FUNDING AGREEMENT (this “Agreement”) is made and executed as of October 17, 2016 (the “Execution Date”), by and between IGP Advisers LLC, a California limited liability company (“IGP Advisers”), and Innovative Industrial Properties, Inc., a Maryland corporation (together with its subsidiaries, “IIP”).

RECITALS

A.           WHEREAS, IIP was formed for the purpose of acquiring, owning and managing specialized industrial properties leased to operators of cannabis facilities.

B.           WHEREAS, IIP has incurred and is expected to continue to incur costs, including but not limited to costs relating to its organization, fundraising and evaluation of potential properties for acquisition (collectively, “Costs”).

C.           WHEREAS, IGP Advisers desires to fund such Costs of IIP directly to IIP or on IIP’s behalf, pursuant to the terms and conditions that follow.

AGREEMENT

NOW, THEREFORE, IGP Advisers and IIP, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.          Funding Costs. IGP Advisers agrees to fund Costs incurred prior to, on and after the Execution Date incurred by IIP, subject to IGP Advisers’ consent.

2.          Reimbursement to IGP Advisers. IGP Advisers shall be entitled to reimbursement by IIP of such Costs funded by IGP Advisers, which Costs shall be refunded to IGP Advisers as soon as reasonably practicable following the completion of a financing transaction by IIP.

3.          Miscellaneous.

3.1.          Persons Benefited and Bound. This Agreement shall be binding upon and shall inure to the benefit of IGP Advisers and IIP, and their respective permitted successors and assigns.

3.2.          Governing Law. The provisions hereof shall be governed by the law of the state of California.

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3.3.          Entire Agreement. This Agreement contains the entire understanding and agreement between the parties and may not be altered or amended except by a writing signed by both IGP Advisers and IIP.

3.4.          Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

3.5.          Signatures. A facsimile, electronic or portable document format (PDF) signature on this Agreement shall be equivalent to, and have the same force and effect as, an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

IGP ADVISERS

IGP Advisers LLC,

a California limited liability company

By:	/s/ Paul E. Smithers
Name:	Paul E. Smithers
Title:	Member

IIP

Innovative Industrial Properties, Inc.

a Maryland corporation

By:	/s/ Paul E. Smithers
Name:	Paul E. Smithers
Title:	Chief Executive Officer

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